As filed with the Securities and Exchange Commission on January 29, 2001

                        Registration No. 333-_________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            CNF TRANSPORTATION INC.
       (Exact name of registrant as specified in its charter)

               DELAWARE                    94-1444798
       (State of Incorporation)    (I.R.S. Employer I.D. No.)

                             3240 Hillview Avenue
                          Palo Alto, California 94304
         (Address of Principal Executive Office Including Zip Code)



                           Eberhard G. H. Schmoller
         Senior Vice President, General Counsel and Secretary
                            CNF Transportation Inc.
                             3240 Hillview Avenue
                          Palo Alto, California 94304
                                (415) 494-2900
           (Name, address and telephone number of agent for service)
_________________________________________________________________

 CNF Transportation Inc. Deferred Compensation Plan for Executives
                        (full title of the plans)

_________________________________________________________________


                        CALCULATION OF REGISTRATION FEE
_________________________________________________________________


Title of Each              Proposed     Proposed
  Class of                 Maximum      Maximum
 Securities     Amount     Offering     Aggregate      Amount of
   to Be        to be      Price per    Offering     Registration
 Registered   Registered   Share        Price            Fee



Common Stock,  200,000(A)     (B)        (B)        $1668.75(C)
$0.625 par
 value

Common Stock   200,000(A)     (B)        (B)        $1668.75(C)
Units
_________________________________________________________________


(A) Plus such indeterminate number of additional shares as may be necessary to adjust the number of shares or units reserved for issuance pursuant to the Plan subject to the Registration Statement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(B) No additional consideration to be received beyond what is received in respect of interests in the Plan, which have been registered pursuant to Registration No. 333-48733 as filed with the Securities and Exchange Commission on March 27, 1998.

(C) The registration fee was calculated pursuant to Section 6(b) of the Securities Act and Rule 457 as follows: 0.00025 times
$33.375 (the average of the high and low prices of the Common
Stock on January 25, 2001) times 200,000.


 PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement.

                    (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission ("SEC") pursuant to
          Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    (b) The description of the Registrant's
          Common Stock contained in its registration statement filed on Form S-3 with the SEC (File No. 333-26595) under the Securities Act of 1933, as amended (the "Securities Act").

                    (c) All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to December 31, 1999, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   Description of Securities.

     Common Stock Units are units having at all times a value equal to one whole share of Common Stock that are payable only in shares of Common Stock. Under the terms of the Plan, amounts allocated to a Plan participant's "phantom stock account" will be denominated in Common Stock Units during the period of deferral and may not be transferred out of such account. During the deferral period, a Plan participant's phantom stock account will be credited with dividend equivalents as though the underlying shares of Common Stock were owned by such participant. Dividend equivalents so credited will be converted into additional Common Stock Units. Plan participants will have no voting rights with respect to the shares underlying Common Stock Units until such shares have been distributed. The number of Common Stock Units allocated to a participant's phantom stock account may be adjusted in the event of certain corporate events. At the expiration of the deferral period, a number of shares of Common Stock equal to the number of Common Stock Units in a participant's phantom stock account will be issued to such participant (fractional shares will be paid in cash).


Item 5.   Interests of Named Experts and Counsel.

     Not applicable.


Item 6.   Indemnification of Officers and Directors.

     As authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation eliminates to the fullest extent permitted by Delaware law the personal liability of its directors to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

     The Registrant's Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or of another enterprise, serving as such at the request of the Registrant, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL;
provided, however, that except as to actions to enforce indemnification rights, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Registrant. When indemnification is authorized by the Registrant's Bylaws, the director, officer, employee or agent shall be indemnified for expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by him or her in connection therewith. The Registrant's Bylaws also provide that expenses incurred by an officer or director (acting in his or her capacity as such) in defending a proceeding shall be paid by the Registrant in advance of final disposition of the proceeding; provided, however, that if required by the DGCL, the officer or director shall deliver to the Registrant an undertaking by the officer or director to repay such expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. The Registrant's Bylaws also provide that in other circumstances, expenses may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

     The Registrant's Bylaws further provide that the right to indemnification granted thereunder shall be a contract right for the benefit of the Registrant's directors, officers, employees and agents. The Registrant's Bylaws also authorize actions against the Registrant to enforce the indemnification rights provided by the Bylaws, subject to the Registrant's right to assert a defense in any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Registrant to indemnify the claimant for the amount claimed, and the Registrant shall bear the burden of proving any such a defense.

     Under Section 145 of the DGCL, a corporation may provide indemnification to directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses (including attorneys' fees) incurred in the defense or settlement of a derivative action, provided there is a determination by a majority vote of a quorum of disinterested directors, a committee of directors, independent legal counsel, or a majority vote of stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, with no reasonable cause to believe his or her conduct was unlawful. However, Section 145 also states that no indemnification may be made in derivative actions where such person is adjudged liable to the corporation, unless, and only to the extent, that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Section 145 of the DGCL also permits indemnification of expenses which the court deems proper and provides that indemnification of expenses actually and reasonably incurred shall be provided when the individual being indemnified has successfully defended the action on the merits or otherwise in any action, suit or proceeding. The indemnification rights provided by statute in Delaware are not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement or otherwise.

     The Registrant's Bylaws also authorize the Registrant to purchase and maintain insurance to protect itself and any person who is or was the director, officer, employee or agent against any liability, expense or loss incurred by or asserted against such persons, whether or not the Registrant would have the power to indemnify any such person against such liability, expense or loss under applicable law or the Registrant's Bylaws. The Registrant presently maintains a directors' and officers' liability insurance policy which insures directors and officers of the Registrant and those of certain of its subsidiaries.


Item 7.   Exemption from Registration Claimed.

     Not applicable.


Item 8.   Exhibits.

 Exhibit       Description
   No.         of Exhibit

   4.1         Article Fourth of the Certificate of
               Incorporation of the Registrant, as amended, incorporated by reference from Exhibit 4(a) to the Registrant's Form S-3 dated May 6, 1997

   5.1         Opinion of Counsel

   23.1        Consent of Counsel (included in Exhibit 5.1)

   23.2        Consent of Independent Public Accountants

   24.1 Powers of Attorney (set forth on the signature pages of this Registration Statement)


Item 9.   Undertakings.

     The Registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 29, 2001.

                              CNF TRANSPORTATION INC.



                           By:  /s/ Eberhard G. H. Schmoller
                                Eberhard G. H. Schmoller
                                Senior Vice President, General
                                Counsel and  Secretary

          POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Eberhard G. H. Schmoller and Gary S. Cullen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                           Date

/s/ Donald E. Moffitt      Chairman of the Board           January 29, 2001
Donald E. Moffitt           (Director)


/s/ Gregory L. Quesnel     President, Chief Executive      January 29, 2001
Gregory L. Quesnel         Officer and Interim Chief
                            Financial Officer
                            (Principal Executive, Principal
                            Financial and Principal
                            Accounting Officer and
                            Director)

s/ Robert Alpert           Director                        January 29, 2201
Robert Alpert


/s/ Richard A. Clarke      Director                        January 29, 2001
Richard A. Clarke

/s/ Margaret G. Gill       Director                        January 29, 2001
Margaret G. Gill

/s/ Robert Jaunich II      Director                        January 29, 2001
Robert Jaunich II

/s/ W. Keith Kennedy Jr.   Director                        January 29, 2001
W. Keith Kennedy, Jr.


/s/ Richard B. Madden      Director                        January 29, 2001
Richard B. Madden

/s/ Michael J. Murray      Director                        January 29, 2001
Michael J. Murray

/s/ Robert D. Rogers       Director                        January 29, 2001
Robert D. Rogers

/s/ William J. Schroeder   Director                        January 29, 2001
William J. Schroeder

/s/ Robert P. Wayman       Director                        January 29, 2001
Robert P. Wayman

                        LIST OF EXHIBITS

Exhibit   Description of Exhibit
 No.

 4.1      Article Fourth of the Certificate of
          Incorporation of the Registrant, as
          amended, incorporated by reference from
          Exhibit 4(a) to the Registrant's Form S-3 dated May 6, 1997.

 5.1      Opinion of Counsel

 23.1     Consent of Counsel (included in Exhibit
          5.1)

 23.2     Consent of Independent Public Accountants

 24.1     Powers of Attorney (set forth on the
          signature pages of this Registration
          Statement)